EXHIBIT 10.7












                              MANAGEMENT AGREEMENT

                                     between



                          ENN LEASING COMPANY I, L.L.C.
                                    ("Owner")


                                       and


                        CRESTLINE HOTELS & RESORTS, INC.
                             ("Management Company")



















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                                TABLE OF CONTENTS




                                                                            Page

ARTICLE I - APPOINTMENT OF MANAGEMENT COMPANY

         1.01  Appointment.....................................................1
         1.02  Delegation of Authority.........................................1
         1.03  No Covenants or Restrictions....................................2
         1.04  Representations of Management Company...........................2

ARTICLE II - DEFINITION OF TERMS...............................................2

ARTICLE III - THE HOTEL

         3.01  Ownership.......................................................9
         3.02  Subordination of Management Agreement..........................10
         3.03  Non-Disturbance Agreement......................................10

ARTICLE IV - PRE-OPENING/TAKEOVER EXPENSES....................................11

ARTICLE V - TERM..............................................................10

         5.01  Term...........................................................12
         5.02  Actions to be Taken upon Termination...........................12

ARTICLE VI - COMPENSATION OF MANAGEMENT COMPANY

         6.01  Management Fees................................................14

         6.02  Accounting and Interim Payment.................................14

         6.03  Reimbursements to Management Company...........................15

ARTICLE VII - WORKING CAPITAL AND FIXED ASSET SUPPLIES








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         7.01  Working Capital and Inventories................................15

         7.02  Fixed Asset Supplies...........................................15



ARTICLE VIII - MAINTENANCE, REPLACEMENT AND CHANGES

         8.01  Routine Repairs and Maintenance................................16

         8.02  [Intentionally Deleted]........................................16

         8.03  Building Alterations, Improvements, Renewals and
         Replacements.........................................................16

         8.04  Liens..........................................................16

         8.05  Ownership of Replacements......................................17


ARTICLE IX - BOOKKEEPING AND BANK ACCOUNTS

         9.01  Books and Records..............................................17

         9.02  Hotel Accounts:  Expenditures..................................17

         9.03  Annual Operating Projection....................................18

         9.04  Operating Deficits, Credit.....................................20

         9.05  Reduction of Working Capital...................................20


ARTICLE X -LICENSE AGREEMENT..................................................20


ARTICLE XI - POSSESSION AND USE OF HOTEL

         11.01  Use...........................................................20







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         11.02  Owner's Right to Inspect......................................21

         11.03  Group Services................................................21


ARTICLE XII - INSURANCE

         12.01  Property and Operational Insurance............................22

         12.02  General Insurance Provisions..................................24

         12.03  Coverage......................................................24

         12.04  Cost and Expense..............................................24

         12.05  Policies and Endorsements.....................................24

         12.06  Indemnification...............................................25


ARTICLE XIII - REAL ESTATE AND PROPERTY TAXES

         13.01  Impositions...................................................26

         13.02  Owner's Responsibility........................................27


ARTICLE XIV - HOTEL EMPLOYEES

         14.01  Employees.....................................................27

         14.02  Termination...................................................28

         14.03  Employee Claims...............................................29


ARTICLE XV - DAMAGE AND CONDEMNATION

         15.01  Damage and Repair.............................................29

         15.02  Condemnation..................................................30






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ARTICLE XVI - DEFAULTS

         16.01  Default.......................................................30

         16.02  Event of Default..............................................31

         16.03  Remedies upon Event of Default................................32


ARTICLE XVII - PROPRIETARY MARKS; INTELLECTUAL PROPERTY

         17.01  Proprietary Marks.............................................32

         17.02  Computer Software and Equipment...............................33

         17.03  Intellectual Property.........................................33


ARTICLE XVIII - WAIVER AND INVALIDITY

         18.01  Waiver........................................................33

         18.02  Partial Invalidity............................................34


ARTICLE XIX - ASSIGNMENT......................................................30


         19.01  Assignment by Management Company and Owner....................34


ARTICLE XX - TERMINATION OF AGREEMENT

         20.01  Sale of the Hotel - Assumption of Management Agreement........35







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         20.02  Sale of the Hotel - Termination of Management Agreement.......36

         20.03  Termination without Cause.....................................36

         20.04  Termination upon Demolition or Foreclosure....................37

         20.05  Performance Termination.......................................37


ARTICLE XXI - MANAGEMENT COMPANY CONDITIONS

         21.01  Conditions upon Management Company's Obligations..............37


ARTICLE XXII - MISCELLANEOUS

         22.01  Right to Make Agreement.......................................38

         22.02  Agency........................................................38

         22.03  Failure to Perform............................................38

         22.04  Breach of Covenant............................................39

         22.05  Consents......................................................39

         22.06  Applicable Law................................................39

         22.07  Headings......................................................39

         22.08  Notices.......................................................39

         22.09  Environmental Matters.........................................40

         22.10  Equity and Debt Offerings.....................................41

         22.11  Estoppel Certificates.........................................41

         22.12  Counterparts..................................................42

         22.13  Entire Agreement..............................................42



         Exhibit A - Legal Description of Hotel Site

                              MANAGEMENT AGREEMENT


                  This Management Agreement (this "Agreement") is made effective as of January 1, 2001 ("Effective Date") by and between ENN Leasing Company I, L.L.C, a Delaware limited liability company, with its principal place of business at 7700 Wolf River Boulevard, Germantown, Tennessee 38138 ("Owner"), and Crestline Hotels & Resorts, Inc., a Delaware corporation, with its principal place of business at 6600 Rockledge Drive, 6th Floor, Bethesda, Maryland 20817 ("Management Company").

                                                    WITNESSETH:

                  WHEREAS, Owner owns leasehold title of the _______ Inn hotel at ______________________________ ("Hotel") which is located on that certain real property as described on Exhibit A attached hereto and made a part hereof; and

                  WHEREAS, Owner desires to have Management Company manage and operate the Hotel from and after the Effective Date, and Management Company is willing to perform such services for the account of Owner on the terms and conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereto agree as follows:


                                    ARTICLE I
                        APPOINTMENT OF MANAGEMENT COMPANY
1.01     Appointment
         Owner hereby appoints and employs Management Company as Owner's exclusive agent to supervise, direct and control management and operation of the Hotel for the term provided in Article V. Management Company accepts said appointment and agrees to manage the Hotel during the term of this Agreement in accordance with the terms and conditions hereinafter set forth. The performance of all activities by Management Company, including the maintenance of all bank accounts, shall be as the agent of and for the account of Owner.







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1.02     Delegation of Authority

         Except as otherwise specifically provided in this Agreement, the Hotel shall be operated under the exclusive supervision and control of Management Company which shall be responsible for the proper and efficient operation of the Hotel. Except as otherwise specifically provided in this Agreement, Management Company shall have discretion and control, free from interference, interruption or disturbance, in all matters relating to the management and operation of the Hotel, including, without limitation, charges for rooms and commercial space, credit policies, food and beverage services, granting of concessions or leasing of shops and agencies within the Hotel (provided that no such lease term shall extend beyond the term hereof without Owner's approval), receipt, holding and disbursement of funds, maintenance of bank accounts (including Working Capital), procurement of inventories, supplies and services, promotion and publicity and, generally, all activities necessary for the operation of the Hotel.

1.03     No Covenants or Restrictions

     Owner warrants that there will be on the Effective Date no covenants or restrictions which would prohibit or limit Management Company from operating the Hotel, including cocktail lounges, restaurants and other facilities customarily a part of or related to a Holiday Inn hotel facility. Owner agrees upon request by Management Company to sign promptly and without charge applications for licenses, permits or other instruments reasonably necessary for operation of the Hotel.

1.04     Representations of Management Company

     Management Company represents that it is experienced and capable in the planning, decorating, furnishing, equipping, promoting, management, and operation of first-class hotels, and Management Company covenants and agrees to manage and operate the Hotel as a Holiday Inn hotel in accordance with that certain License Agreement dated as of January 1, 2001, between Holiday Hospitality Franchising, Inc./Bass Hotels & Resorts, Inc. as the "Licensor" and Owner, as the "Licensee" (as such agreement may have been or may be amended, the "License Agreement"), respecting the Hotel.


                                   ARTICLE II
                               DEFINITION OF TERMS

     The following terms when used in this Agreement shall have the meanings indicated:

         A.  Accounting Period means a calendar month.






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         B.  [Intentionally Deleted]

         C. Affiliate means any individual or entity, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with a party. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation, the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

         D.  Annual Operating Projection shall have the meaning set forth in
Section 9.03.

         E.  Annual Operating Statement shall have the meaning set forth in
Section 9.01.

         F.  Base Management Fee shall have the meaning set forth in Section
6.01 A.

         G.  Building Estimate shall have the meaning set forth in Section
8.03 A.

         H.  Capitalization Multiple means the number ten (10).

         I.  Coverage Ratio means the number one and three-tenths (1.3).

         J.  Deductions shall have the meaning set forth in Article II JJ.

         K.  Default shall have the meaning set forth in Section 16.01.

         L.  Effective Date shall have the meaning set forth in the Preamble.

         M. Employee Claims means any and all claims (including all fines, judgments, penalties, costs, litigation and/or arbitration expenses, attorneys' fees and expenses, and costs of settlement with respect to any such claim) by any employee or employees of Management Company against Owner or Management Company with respect to the employment at the Hotel of such employee or employees. "Employee Claims" shall include, without limitation, the following:
(i) claims which are eventually resolved by arbitration, by litigation or by settlement; (ii) claims which also involve allegations that any applicable employment-related contracts affecting the employees at the Hotel have been breached; and (iii) claims which involve allegations that one or more state or federal employment laws have been violated.

         N.  Event of Default shall have the meaning set forth in Section 16.02.






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         O.  Executive Employees shall have the meaning set forth in Section
14.02.

         P.  [Intentionally Deleted]

         Q.  [Intentionally Deleted]

         R. Fiscal Year means Management Company's Fiscal Year, which now begins at 12:01 a.m. on January 1 and ends at midnight on December 31. The partial Fiscal Year between the end of the last full Fiscal Year and the Termination of this Agreement shall, for purposes of this Agreement, constitute a separate Fiscal Year. If Management Company's Fiscal Year is changed in the future, appropriate adjustment to this Agreement's reporting and accounting procedure, shall be made with Owner's approval, which shall not be unreasonably withheld; provided, however, that no such change or adjustment shall alter the term of this Agreement or in any way reduce the distributions of Operating Profit or other payments due Owner or alter and/or modify the rights of Owner hereunder.

         S. Fixed Asset Supplies means supply items included within Property and Equipment under the Uniform System of Accounts, including linen, china, glassware, silver, uniforms and similar items. The value of Fixed Asset Supplies shall be included in the calculation of Working Capital.

         T. Gross Revenues means all revenues and receipts of every kind derived from operating the Hotel and parts thereof, including, but not limited to: income (from both cash and credit transactions), before commissions and discounts for prompt or cash payments, from rental of rooms, stores, offices, meeting, exhibit or sales space of every kind; license, lease and concession fees and rentals (not including gross receipts of licensees, lessees and concessionaires from their operations); income from vending machines; health club membership fees; food and beverage sales; wholesale and retail sales of merchandise; service charges, and proceeds, if any, from business interruption or other loss of income insurance. Gross Revenues shall not include (i) gratuities, including tips, paid to Hotel employees by third parties; (ii) federal, state, and municipal excise, sales, and use taxes or similar impositions collected directly from patrons or guests or included as part of the sales price of any rooms, goods, or services; (iii) the proceeds realized from the sale of fixtures, furniture, furnishings and equipment no longer necessary to the operation of the Hotel; (iv) proceeds of any insurance other than business interruption insurance (or other insurance against loss of income) of the type described in Section 12.01 A3; (v) condemnation awards; (vi) gross receipts received by lessees, licensees, or concessionaires of the Hotel; (vii) proceeds from any financing or refinancing; and (viii) proceeds of any judgment or settlement not received as compensation for actual or potential loss of Gross Revenues or Operating Profit.

         U.  Group Services shall have the meaning set forth in Section 11.03.

         V. Hotel means the Holiday Inn at Charleston-Mt. Pleasant, South Carolina.

         W.  Impositions shall have the meaning set forth in Section 13.01.

         X.  Incentive Fee shall have the meaning set forth in Section 6.01 B.

         Y.  Initial Term shall have the meaning set forth in Article V.

         Z. Intellectual Property shall have the meaning set forth in Section 17.03.

         AA. Inventories means Inventories as defined in the Uniform System of Accounts, such as provisions in storerooms, refrigerators, pantries and kitchens; beverages in wine cellars and bars; other merchandise intended for sale; fuel; mechanical supplies; stationery; and other expenses, supplies and similar items.

         BB. [Intentionally Deleted]

         CC. License Agreement shall have the meaning set forth in Section 1.04.

         DD. Licensee shall have the meaning set forth in Section 1.04.

         EE. Licensor shall have the meaning set forth in Section 1.04.

         FF. Management Company means Crestline Hotels & Resorts, Inc., a Delaware corporation.

         GG. Mortgage means any security instrument which encumbers the Hotel and/or the Hotel premises, including, without limitation, mortgages, deeds of trust, security deeds and similar instruments.

         HH. Non-Disturbance Agreement means an agreement, in recordable form in the jurisdiction in which the Hotel is located, executed and delivered by a holder of a Secured Loan (which agreement shall by its terms by binding upon all assignees of such holder and upon any individual or entity that acquires title to or possession of the Hotel at or through a foreclosure (referred to as a "Subsequent Owner")), for the benefit of Management Company, pursuant to which, in the event such holder (or its assignee) or any Subsequent Owner comes into possession of or acquires title to the Hotel either at or following a foreclosure, such holder (and its assignees) and all Subsequent Owners shall (x) recognize Management Company's rights under this Agreement, and (y) shall not name Management Company as a party in any foreclosure action or proceeding, and
(z) shall
not disturb Management Company in its right to continue to manage the Hotel pursuant to this Agreement; provided, however, that at such time, (i) this Agreement has not expired or otherwise been earlier terminated in accordance with its terms, and (ii) there are no outstanding Events of Default by Management Company, and (iii) no material event has occurred and no material condition exists which, after notice or the passage of time or both, would entitle Owner to terminate this Agreement (excluding events which would constitute an Event of Default, which are to be governed exclusively by clause
(ii) hereof).

         II. Operating Loss means a negative Operating Profit.

         JJ. Operating Profit means the excess of Gross Revenues over the following deductions ("Deductions") incurred by Management Company in operating the Hotel:

                  1. Cost of sales, salaries, wages, fringe benefits, payroll taxes and other cash payroll costs related to Hotel employees;

                  2. Departmental expenses, administrative and general expenses and the cost of Hotel advertising and business promotion, heat, light and power, and routine repairs, maintenance and minor alterations treated as Deductions under Section 8.01;

                  3. The cost of Inventories and Fixed Asset Supplies consumed in the operation of the Hotel;

                  4. A reasonable reserve for uncollectible accounts receivable as determined by Management Company and approved by Owner;

                  5. All costs and fees of independent professionals or other third parties who perform services required or permitted hereunder if and to the extent the cost and expense is not capitalized in accordance with generally accepted accounting principles, including without limitation, third parties providing legal services to Management Company in connection with matters involving the Hotel (excluding matters in dispute between Owner and Management Company), which services shall be charged at rates which approximate Management Company's Affiliates' costs associated with such personnel;

                  6. The cost and expense of technical consultants and operational experts for specialized services in connection with non-routine Hotel work, as set forth in the Annual Operating Projection;

                  7. Management Company's Base Management Fee (referred to in Section 6.01) of two and one-half percent (2.5%) of Gross Revenues for services rendered in connection with the operation of the Hotel;

                  8. All the costs and expenses incurred by Management Company pursuant to the License Agreement including, but not limited to, franchise fees, advertising, chain services, insurance, etc.; provided, however, any initial licensing fees or capital expenditures necessary for compliance with the License Agreement shall not be a Deduction from Gross Revenues for purposes of the calculation of Operating Profit;

                  9.  [Intentionally Deleted]

                  10.  Insurance costs and expenses as described in Article XII;

                  11. Taxes, if any, payable by or assessed against Management Company related to this Agreement or to Management Company's operation of the Hotel (exclusive of Management Company's income taxes) and real and personal property taxes assessed against the Hotel along with related expenses incurred in connection with all such assessments, unless such taxes are paid by Owner;

                  12. All costs and expenses to obtain and keep in full force and effect any licenses and permits required for the operation of the Hotel and related facilities, including without limitation, liquor licenses for the sale of alcoholic beverages at all restaurants, bars, lounges, banquet rooms, meeting rooms and guest rooms at the Hotel; and

                  13. Such other costs and expenses incurred by Management Company as are specifically provided for elsewhere in this Agreement (including, without limitation, Group Services and certain reimbursable expenses of Management Company's corporate staff described in Section 6.03) or are otherwise reasonably necessary for the proper and efficient operation of the Hotel unless any such costs and expenses are specifically stated not to be Deductions under any provision of this Agreement.

         The term "Deductions" shall not include (i) debt service payments pursuant to any Secured Loan, nor (ii) ground lease rental or other rental payments pursuant to any ground lease in connection with the Hotel, nor (iii) any expenditures by Owner in the acquisition or conversion of the Hotel; nor
(iv) rental payments pursuant to any capital leases approved by Management Company; nor (v) the cost of external (third party) audits of Hotel operations and/or with respect to the Owner entity itself; nor (vi) other recurring & non-recurring ownership costs, such as Owner's entity administration & servicing costs; all of which shall be paid by Owner from its own funds, and not from Gross Revenues.

     KK.          Owner means ENN Leasing Company I, L.L.C., a Delaware limited liability company.

         LL.      Owner-Funded Capital Expenditures shall have the meaning set forth in Section 8.03.

         MM.      [Intentionally Deleted]

         NN.      [Intentionally Deleted]

     OO. Prime Rate means the "prime rate" as published in the "Money Rates" section of The Wall Street Journal; however, if such rate is, at any time during the term of this Agreement, no longer so published, the term "Prime Rate" shall mean the average of the prime interest rates which are announced, from time to time, by the three (3) largest banks (by assets) headquartered in the United States which publish a "prime rate."

         PP.      Proprietary Marks shall have the meaning set forth in Section
17.01.

         QQ.      Prospectus shall have the meaning set forth in Section 22.10.

     RR. Qualified Lender means any recognized third party institutional lender such as any federally insured commercial or savings bank, national banking association, savings and loan association, investment banking firm, commercial finance company and other similar lending institution that is a holder of a Secured Loan that is a Qualified Loan.

         SS. Qualified Loan means any Secured Loan in which the initial principal amount, as of the date such Secured Loan is incurred, when added to the current principal balance of all existing Secured Loans as of that date, is less than or equal to the greater of the following:

         (i)   Seventy percent (70%) of Owner's Investment; or

         (ii) The result obtained by (a) dividing the Operating Profit for the twelve (12) most recent full Accounting Periods by the Coverage Ratio; then, (b) multiplying the result of clause (a) by the Capitalization Multiple; or

         (iii) The existing balance of any Secured Loans encumbering the Hotel immediately prior to the date of the incurrence of such Qualified Loan, plus commercially reasonable transaction costs (defined as all normal transaction costs to the extent actually incurred) associated with such refinancing up to an amount equal to four percent (4%) of the principal amount of such Qualified Loan.

         In addition, regardless of whether or not the above test set forth in clauses (i), (ii) and (iii) are satisfied, (a) the existing (as of the Effective
Date) balance of any Secured Loan which is secured by a Mortgage existing as of the Effective Date shall be deemed to be a "Qualified Loan"; and (b) any Secured Loan which Management Company, in its reasonable discretion, has approved in writing shall be deemed to be a "Qualified Loan" (provided that an approval by Management Company that a given Secured Loan shall be deemed to be a Qualified Loan hereunder shall only apply to the specific hotel or hotels which are described in such approval, and shall not be deemed to be an approval with respect to other hotels, regardless of whether such Secured Loan by its terms permits the substitution or addition of such other hotels as security for such Secured Loan).

         TT.  [Intentionally Deleted]

         UU. Sale of the Hotel means any sale, assignment, transfer or other disposition, for value or otherwise, voluntary or involuntary, of Owner's title to the Hotel or the site (either fee or leasehold title, as the case may be), but shall not include a collateral assignment intended to provide security for a loan. For purposes of this Agreement, a "Sale of the Hotel" shall also include a lease (or sublease) of the entire Hotel or site. The phrase "Sale of the Hotel" shall also include any sale, transfer, or other disposition, for value or otherwise, in a single transaction or a series of related transactions, of the controlling interest in the Owner. If the Owner is a corporation, the phrase "controlling interest" shall mean the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the shares of Owner (through ownership of such shares or by contract). If Owner is not a corporation, the phrase "controlling interest' shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of Owner. Notwithstanding the foregoing, the term "Sale of the Hotel" shall not include any sale, assignment, transfer or other disposition of the Hotel or the site by Owner to an Affiliate of Owner.

         VV. Secured Loan means and includes (i) any indebtedness secured by a Mortgage encumbering the Hotel or all or any part of Owner's interest therein; and (ii) all amendments, modifications, supplements and extensions of any such Mortgage.

         WW.      Software shall have the meaning set forth in Section 17.02.

         XX. Termination means the expiration or sooner cessation of this Agreement.

         YY.     Uniform System of Accounts means the Uniform System of Accounts for Hotels, Ninth Revised Edition, 1996, as revised and adopted by the Hotel Association of New York City, Inc. from time to time and as modified by applicable provisions of this Agreement.

         ZZ. Working Capital means funds which are reasonably necessary for the day-to- day operation of the Hotel's business, including, without limitation, amounts sufficient for the maintenance of change and petty cash funds, operating bank accounts, receivables, payrolls, prepaid expenses and funds required to maintain Inventories and Fixed Asset Supplies, less accounts payable and accrued current liabilities.

                                  ARTICLE III

                                    THE HOTEL

3.01     Ownership

         During the term of this Agreement, Owner shall take such action as is appropriate to assure that Owner has good and marketable title to the land described in Exhibit A and all improvements thereon, free and clear of all liens and encumbrances other than:

         (i) Easementsor other encumbrances that do not adversely affect the operation of the Hotel by Management Company and do not require the payment of any money, other than payment from Owner's funds;

         (ii)   Mortgages which are given to secure any one or more Qualified
                Loans;

         (iii) Liens for taxes, assessments, levies or other public charges which are not yet due or are being contested in good faith; and

         (iv) Amendments or modifications to the ground lease, if any, existing as of the Effective Date to which Management Company consents (which consent shall not be unreasonably withheld, provided that (i) the proposed amendment or modification would not materially adversely affect the rights and/or obligations of Management Company, and (ii) in any event, such amendment or modification would have no adverse impact on the amount of the fees to be paid to Management Company under this Agreement).

3.02.    Subordination of Management Agreement

         Excluding Management Company's right to receive payment of the Base Management Fee, this Agreement and all of the rights and benefits of Management Company hereunder are, and shall be subject and subordinate to any Qualified Loan(s) which now or hereafter encumber the Hotel. This subordination provision shall be self- operative and no other or further instrument of subordination shall be required; Management Company agrees, however, upon request of any Qualified Lender, duly to execute and deliver any subordination agreement requested by such Qualified Lender to evidence and confirm the subordination effected under this Section 3.02, provided that such agreement also reaffirms the Qualified Lender's obligations to Management Company under this Agreement.

3.03     Non-Disturbance Agreement

         Notwithstanding Section 3.02, Owner agrees that, prior to obtaining any Qualified Loan, it will use its best efforts to obtain from each prospective holder or holders thereof a Non-Disturbance Agreement pursuant to which Management Company's rights under this Agreement will not be disturbed as a result of a loan default stemming from non- monetary factors which (i) relate to Owner and do not relate solely to the Hotel, and (ii) are not Defaults by Management Company under Article XVI of this Agreement. If Owner desires to obtain a Qualified Loan, Management Company, on written request from Owner, shall promptly identify those provisions in the proposed loan documents which fall within the categories described in clauses
(i) and (ii) above, and Management Company shall otherwise assist in expediting the preparation of an agreement between the prospective holder and Management Company which will implement the provisions of this Section 3.03.

                                   ARTICLE IV
                          PRE-OPENING/TAKEOVER EXPENSES

         Owner shall provide all funds to pay any amounts or, as applicable, reimburse any deficiencies arising in connection with the following pre-opening or takeover expenses in accordance with a pre-opening or takeover budget prepared by Management Company prior to the Effective Date:

         (i) payment of any application and/or other fees and expenses due in connection with obtaining the franchise;

         (ii) payment of all expenses (including, without limitation, any and all legal expenses) related to or arising in connection with obtaining the permits and/or licenses necessary for the operation of the Hotel or any facilities located therein, including, without limitation, any liquor licenses;

         (iii) payment of expenses for operating equipment and operating supplies which may be required as of the Effective Date;

         (iv) any projected "startup losses" associated with the transfer of operations of the Hotel; and

         (v) any other expenses incurred by Owner or Management Company, as the case may be, in connection with the transfer of operations of the Hotel.

         Owner shall advance to Management Company all funds required by Management Company for such pre-opening or takeover expenses in the amounts and on the dates as may be specified by Management Company in a "Request for Funds" to be submitted by Management Company to Owner. Such amounts shall be provided by Owner within fifteen (15) days of Owner's receipt of Management Company's Request for Funds. If following the Effective Date, funds for pre-opening or takeover expenses are owing to Management Company, Management Company shall have the option to deduct such amounts from

Owner's share of Operating Profit. It is understood, that to the extent any delay or postponement of the Effective Date causes increased pre-opening or takeover expenses that cannot be reasonably avoided, Owner shall be responsible for and promptly pay such increased pre-opening or takeover expenses. No item which is or should have been included as a pre-opening or takeover expense shall be charged as a Deduction.


                                    ARTICLE V
                                      TERM

5.01     Term

         The initial term ("Initial Term") of this Agreement shall commence on the Effective Date, and, unless sooner terminated as provided in this Agreement, shall continue for a period ending on December 31, 2002. Following the expiration of the Initial Term, this Agreement shall, upon the written consent of both Owner and Management Company at least ninety (90) days prior to the expiration of the Initial Term, continue in force and be extended for one (1) successive five (5)-year term ("First Renewal Term"). Following the expiration of the First Renewal Term, this Agreement shall, upon the written consent of both Owner and Management Company at least ninety (90) days prior to the expiration of the Initial Term, continue in force and be extended for one (1) additional successive five (5)-year term.

5.02     Actions to be Taken upon Termination

         Upon  a  Termination  of  this   Agreement,   the  following  shall  be
applicable:

         A. Management Company shall, within thirty (30) days after Termination of this Agreement, prepare and deliver to Owner a final accounting statement with respect to the Hotel, as more particularly described in Section 9.01, along with a statement of any sums due from Owner to Management Company pursuant hereto, dated as of the date of Termination. Within thirty (30) days after the receipt by Owner of such final accounting statement, the parties will make whatever cash adjustments are necessary pursuant to such final statement. The cost of preparing such final accounting statement shall be a Deduction, unless the Termination occurs as a result of an Event of Default by either party, in which case the defaulting party shall pay such cost. Management Company and Owner acknowledge that there may be certain adjustments for which the necessary information will not be available at the time of such final accounting, and the parties agree to readjust such amounts and make the necessary cash adjustments when such information becomes available; provided, however, that (unless there are ongoing disputes of which each party has received notice) all accounts shall be deemed final as of one hundred eighty (180) days after such Termination.

         B. As of the date of the final accounting referred to in subsection A above, Management Company shall release and transfer to Owner any of Owner's funds which are held or controlled by Management Company with respect to the Hotel, with the exception of funds to be held in escrow pursuant to Section
12.04 B and Section 14.02. During the period between the date of Termination and the date of such final accounting, Management Company shall pay (or reserve against) all Deductions which accrued (but were not paid) prior to the date of Termination, using for such purpose any Gross Revenues which accrued prior to the date of Termination.

         C. Management Company shall make available to Owner such books and records respecting the Hotel (including those from prior years, subject to Management Company's reasonable records retention policies) as will be needed by Owner to prepare the accounting statements, in accordance with the Uniform System of Accounts, for the Hotel for the year in which the Termination occurs and for any subsequent year. Such books and records shall not include: (i) employee records which must remain confidential either under applicable laws or regulations of any governmental authority or agency having jurisdiction over such matters or under reasonable corporate policies of Management Company; or
(ii) any Intellectual Property.

         D. Management Company shall (to the extent permitted by law) assign to Owner, or to any other manager employed by Owner to operate and manage the Hotel, all operating licenses for the Hotel which have been issued in Management Company's name; provided that if Management Company has expended any of its own funds in the acquisition of any of such licenses, Owner shall reimburse Management Company therefor if it has not done so already.

         E. Owner agrees that Hotel reservations and any and all contracts made in connection with Hotel convention, banquet or other group services made by Management Company in the ordinary and normal course of business, for dates subsequent to the date of Termination and at rates prevailing for such reservations at the time they were made, shall be honored and remain in effect after Termination of this Agreement.

         F. Various other actions shall be taken, as described in this Agreement, including, but not limited to, the actions described in Sections
12.04 B, 14.02, 17.01, 17.02, and 17.03.

         G. Management Company shall cooperate with the new operator of the Hotel as to effect a smooth transition and shall peacefully vacate and surrender the Hotel to Owner.

         Notwithstanding any provision in the Agreement to the contrary, in the event that Owner shall elect (i) not to renew this Agreement for the first (1st) renewal term (described in Section 5.01 above) after the Initial Term or (ii) to terminate this Agreement for any reason in accordance with the terms hereof (except in the case of a Termination by Owner under Section 16.03 below), Owner shall be responsible for all reasonable and customary costs actually incurred by Management Company in connection with the Termination of this Agreement (including, without limitation, in addition to those employee-related costs which are to be paid as described and in accordance with Section 14.02, any severance payments paid to any employee of the Hotel in connection with such Termination).

         The provisions of this Section 5.02 shall survive any Termination.

                                   ARTICLE VI
                       COMPENSATION OF MANAGEMENT COMPANY

6.01     Management Fees

         A. Base Management Fees. In consideration of the services to be performed during the term of this Agreement by Management Company, Management Company shall be paid a periodic base management fee ("Base Management Fee") in the amount of two and one-half percent (2.5%) of Gross Revenues for each Accounting Period. Each such periodic fee shall be paid to Management Company (or retained by Management Company as provided below) at such time as the final monthly report for such Accounting Period is submitted to Owner as provided in
Section 6.02 A below.

         B. Incentive Management Fees. In addition to the Base Management Fee and in consideration of the services to be performed during the term of this Agreement, Management Company shall be paid for each Fiscal Year (or partial Fiscal Year), subject to Section 6.02 B, a quarterly incentive fee ("Incentive Fee") equal to fifteen percent (15%) of the amount by which Operating Profit for such Fiscal Year exceeds the projected Operating Profit as described in the Annual Operating Projection for such Fiscal Year (prorated for any partial Fiscal Year). Each such quarterly fee shall be paid to Management Company (or retained by Management Company as provided below) within twenty (20) days after the close of each calendar quarter, based upon the year-to-date actual Operating Profit as compared to the year-to-date projected Operating Profit.

         C. Notwithstanding any provision in this Agreement to the contrary, in no event shall Management Company be paid an amount in any calendar quarter (prorated for any partial calendar quarter) for Base Management Fee plus Incentive Fees exceeding four and one-half percent (4.5%) of Gross Revenues.

6.02     Accounting and Interim Payment

         A. Within twenty (20) days after the close of each Accounting Period, Management Company shall submit an accounting to Owner showing Gross Revenues,

Deductions, Operating Profit, and distributions thereof for such Accounting Period. Management Company shall transfer to Owner with each accounting any Operating Profit or other sums then available for distribution to Owner and shall retain any periodic Base and quarterly Incentive Fees due Management Company. Such interim accountings shall be in the form of statements reasonably approved by Owner. Additionally, Management Company shall submit operating statistics of the Hotel on all business days, via electronic mail, to Owner in form reasonably acceptable to Management Company and Owner.

         B. The calculation and payment of the management fees and the distribution of Operating Profit made with respect to each Accounting Period within a Fiscal Year shall be accounted for cumulatively. Within thirty (30) days after the close of each Fiscal Year, Management Company shall submit an accounting, as more fully described in Section 9.01 for such Fiscal Year to Owner, which accounting shall be controlling over the interim accountings. Any adjustments required for such Fiscal Year by such final accounting shall be made promptly by the parties.

6.03     Reimbursements to Management Company

         In addition to all other amounts for which Management Company is entitled to reimbursement from Owner pursuant to this Agreement, Owner agrees to reimburse Management Company for all travel and out-of-pocket expenses (such as fax, postage, telephone and express mail) of the corporate staff (defined for purposes of this Section 6.03 B as those employees who are not ordinarily located at the Hotel) of Management Company and Management Company's Affiliates, which are directly related to the efforts of such staff on behalf of the Hotel; provided, however, the reimbursements for such expenses shall be billed, as Deductions, to the Hotel at cost (without duplication of those expenses included in Group Services).


                                   ARTICLE VII
                    WORKING CAPITAL AND FIXED ASSET SUPPLIES

7.01     Working Capital and Inventories

         At the Effective Date, Owner shall provide to Management Company the funds necessary to supply the Hotel with Working Capital and Inventories in a minimum amount of $75,000 and shall at all times thereafter maintain in the Hotel's operating accounts a minimum balance in the amount of $50,000 (or, if necessary, such greater amount to assure the uninterrupted and efficient operation of the Hotel, including, without limitation, sufficient funds to pay budgeted current liabilities as they fall due and to replace Inventories and Fixed Asset Supplies as they are consumed) in accordance with the provisions of
Section 9.05 hereof. Working Capital so advanced shall remain the property of Owner throughout the term of this Agreement, and Management Company shall make no claim thereto.

7.02     Fixed Asset Supplies

         Owner shall provide such funds as Management Company may reasonably determine to be necessary to supply the Hotel with Fixed Asset Supplies. Fixed Asset Supplies shall at all times be owned by, and be the sole property of, Owner, and Management Company shall make no claim thereto.




                                  ARTICLE VIII
                      MAINTENANCE, REPLACEMENT AND CHANGES

8.01     Routine Repairs and Maintenance

         From and after the Effective Date, Management Company shall maintain the Hotel in good repair and condition and in conformity with applicable laws and regulations and in accordance with the Licensor's standards for the operation of the Hotel and shall make or cause to be made such routine maintenance, repairs and minor alterations, the cost of which can be expensed under generally accepted accounting principles, as Management Company, from time to time, deems necessary for such purposes. The cost of such maintenance, repairs and alterations shall be paid from Gross Revenues and shall be treated as a Deduction in determining Operating Profit.

8.02     [Intentionally Deleted]

8.03     Building Alterations, Improvements, Renewals and Replacements

         A. Management Company shall prepare an annual estimate ("Building Estimate") of the expenses necessary for major repairs, alterations, improvements, renewals and replacements (which repairs, alterations, improvements and renewals are not routine maintenance, repairs and minor alterations referred to in Section 8.01) to the structural, mechanical, electrical, heating, ventilating, air conditioning, plumbing and vertical transportation elements of the Hotel building ("Owner-Funded Capital Expenditures") and shall submit such Building Estimate to Owner for its approval at the same time the Annual Operating Projection described in Section 9.03 is submitted. Management Company shall not make any Owner-Funded Capital Expenditures without the prior written consent of Owner except to the extent such expenditures are (i) required by any law (including, without limitation, any law, ordinance, code or regulation of any governmental authority or agency having jurisdiction over the business or operation of the Hotel), or (ii) otherwise required to avoid the risk of harm or further damage to persons or property.

         B. The cost of all Owner-Funded Capital Expenditures shall be borne solely by Owner and shall not be paid from Gross Revenues. The failure of Owner to provide funding for any Owner-Funded Capital Expenditure described in clause
(i) or (ii) of Section 8.03 A shall be a Default by Owner and Management Company shall be entitled to terminate this Agreement (along with other remedies it may have under this Agreement).

8.04              Liens

                  Management Company and Owner shall use their best efforts to prevent any liens from being filed against the Hotel which arise from any maintenance, changes, repairs, alterations, improvements, renewals or replacements in or to the Hotel. They shall cooperate fully in obtaining the release of any such liens, and the cost thereof, if the lien was not occasioned by the fault of either party, shall be treated the same as the cost incurred pursuant to Section 8.03. If the lien arises as a result of the fault of either party, then the party at fault shall bear the cost of obtaining the lien release.

8.05              Ownership of Replacements

                  All changes, repairs, alterations, improvements, renewals, or replacements to the Hotel made pursuant to this Article VIII shall be the property of Owner.


                                   ARTICLE IX
                          BOOKKEEPING AND BANK ACCOUNTS

9.01              Books and Records

         Books of control and account shall be kept on the accrual basis and in material respects in accordance with the Uniform System of Accounts with the exceptions provided in this Agreement. Owner may, at reasonable intervals during Management Company's normal business hours, examine such records. Within thirty
(30) days following the close of each Fiscal Year, Management Company shall furnish Owner a statement (the "Annual Operating Statement") in reasonable detail summarizing the Hotel operations for such Fiscal Year and a certificate of Management Company's chief accounting officer certifying that such year-end statement is true and correct to the best of his knowledge and belief. If Owner raises no objections within thirty (30) days after receipt of the Annual Operating Statement, the Annual Operating Statement shall be deemed to have been accepted by Owner. If Owner does raise any such objection, Owner shall arrange for an independent audit to be commenced within sixty (60) days after the date of such objection, and shall diligently cause such audit to be completed within a reasonable period of time. Owner shall pay all costs of such audit at its sole expense (and not as a Deduction); however, if such audit establishes that Management Company has understated Operating Profit for that Fiscal Year by five percent (5%) or more, the reasonable costs and expenses of such audit shall be paid as a Deduction.

9.02              Hotel Accounts: Expenditures

                  A. All funds derived from the operation of the Hotel shall belong to and be the property of Owner and shall be deposited by Management Company in bank accounts established by Management Company for Owner in one or more banks approved by Owner. All disbursements and withdrawals from said accounts as required or permitted under this Agreement (i.e., the payment of all Deductions and the distribution of Operating Profit) shall be made by bonded representatives of Management Company whose signatures have been authorized. Reasonable petty cash funds and house banks, in amounts satisfactory to Owner, shall be maintained at the Hotel.

                  B. All payments to be made by Management Company hereunder shall be made from authorized bank accounts, from petty cash funds or from Working Capital provided by Owner pursuant to Section 7.01. All debts and liabilities which have been validly incurred by Management Company as a result of its operation and management of the Hotel pursuant to the terms hereof, whether asserted before or after Termination, will be paid by Owner to the extent funds are not available for that purpose from Gross Revenues. Management Company shall not be required to make any advance or payment to or for the account of Owner except out of such funds, and Management Company shall not be obligated to incur any liability or obligation for Owner's account without assurances that necessary funds for the discharge thereof will be provided by Owner.

                  C. All bank accounts shall be owned by Owner and shall be solely controlled and operated by Management Company as the agent of Owner; the agency status of Management Company shall be designated on the checks and drafts drawn on such banks accounts.

                  D. Management Company shall, on a bi-weekly basis, cause all amounts in the Hotel operating accounts in excess of the $50,000 minimum balance to be wired electronically to a bank account designated for such purposes by Owner.

9.03        Annual Operating Projection

            A. On or before the fifteenth day of November of each Fiscal Year, excepting Fiscal Year 2000, a preliminary draft of the budget ("Annual Operating

Projection"), setting forth Management Company's reasonable estimate of Gross Revenues, Deductions, Operating Profit and Building Estimate for the forthcoming Fiscal Year for the Hotel, shall be prepared by Management Company and submitted to Owner for its review and approval (which shall not be unreasonably withheld or delayed). If Owner does not approve the preliminary Annual Operating Projection in full, within forty- five (45) days of its receipt, Owner shall notify Management Company of each category of expenses (a "Category") of which Owner does not approve. The preliminary Annual Operating Projection thereafter shall be revised as Owner and Management Company may agree, and shall, upon Owner's approval, constitute the approved Annual Operating Projection for the forthcoming Fiscal Year. In the event that Owner does not notify Management Company in writing with said 45-day period that it does not approve of specified Categories, the preliminary Annual Operating Projection shall constitute the Annual Operating Projection for the forthcoming Fiscal Year. The approval of Owner shall not be required with respect to any Category if, and to the extent that, the preliminary Annual Operating Projection with respect to such Category for a given Fiscal Year is, in all material respects, the same as the Annual Operating Projection for the preceding Fiscal Year with adjustments for inflation, except if such Category is no longer required, or if expenses incurred in such Category were not reasonable, in Owner's and Management Company's reasonable discretion.

                  B. The Annual Operating Projection is an estimate only and Management Company shall, from time to time during each Fiscal Year as it deems appropriate, suggest revisions thereto for Owner's review and approval. Management Company will at all times give good faith consideration to Owner's suggestions regarding any Annual Operating Projection. Management Company shall not, except as provided in Sections 8.03 A above and 9.03 C and 9.03 D below, depart from any approved Annual Operating Projection, or make any expenditures or incur any expenses not provided for therein, without Owner's prior approval.

                  C. If Owner and Management Company fail to mutually agree on any given Category or Categories in the preliminary Annual Operating Projection within forty- five (45) days after the submission to Owner of the preliminary draft described in the first sentence of 9.03 A, Management Company shall continue to manage and operate the Hotel as follows until such agreement is reached: (i) with respect to each Category in such preliminary Annual Operating Projection which has been approved or deemed approved by Owner, Management Company may make expenditures and incur obligations under such Category as so approved; and (ii) with respect to any Category which has not been approved by Owner, Management Company may continue to make expenditures and incur obligations under such Category in accordance with the amounts provided for such Category in the Annual Operating Projection approved for the prior Fiscal Year, with adjustments for inflation with such additional adjustments therein as shall be necessary to take into account (x) any differences in occupancy which may be experienced in the current Fiscal Year as compared to the prior Fiscal Year and (y) any increased costs beyond the control of Management Company for the same or comparable services or products.

                  D. Owner and Management Company acknowledge that the Annual Operating Projection approved by Owner is an estimate only and that unforeseen circumstances such as, but not limited to, the costs of labor, materials, services and supplies, casualty, operation of law, or economic and market conditions may make adherence to the Annual Operating Projection impracticable for certain Categories. If in the judgment of the Management Company the expenditures reasonably expected to be made in any of the following Categories during the then current Fiscal Year exceed by ten percent (10%) or more the amount budgeted for such Category in the then current Annual Operating Projection, Management Company shall notify Owner promptly in writing: Rooms; Food, Beverage and Banquet; Telephone, Gift Shop, and other; Administrative and General; Advertising and Sales; Repairs and Maintenance; Salaries and Wages. Management Company shall, as soon as practicable thereafter, consult with, and advise, Owner concerning expenditures for such Category or Categories. The Category under which any expenditure or obligation falls shall be determined in accordance with the Uniform System of Accounts.

9.04     Operating Deficits, Credit

         If Management Company should anticipate any Operating Loss for any Accounting Period, Management Company shall immediately so advise Owner in writing, setting forth the estimated amount of such deficiency and an explanation or justification therefor.

9.05     Reduction of Working Capital

     To the extent that the Working Capital becomes reduced to an amount less than $75,000, additional funds in a sum equal to the difference between the $75,000 and the then Working Capital shall be provided by Owner within three (3) days after Management Company has given written notice to Owner of such reduction of Working Capital.


                                    ARTICLE X
                                LICENSE AGREEMENT

         During the term of this Agreement, Management Company agrees to operate the Hotel in accordance with all rules, regulations, inspections and requirements of Licensor under the License Agreement. If the License Agreement pertaining to the Hotel shall terminate, Management Company shall cease operating the Hotel as a Holiday Inn hotel. In the event of any conflicts between any provision(s) of this Agreement and the License Agreement, the provision(s) of the License Agreement shall control. Notwithstanding the consent of Licensor to this Management Agreement, Owner and all guarantors shall remain liable to Licensor under the terms of the License Agreement pertaining to the Hotel.


                                   ARTICLE XI
                           POSSESSION AND USE OF HOTEL

11.01     Use

    A. Owner covenants that, so long as an Event of Default by Management Company has not occurred and Owner has not exercised any right to terminate this Agreement (under any Section of this Agreement), Management Company shall have the right to quietly hold, occupy and enjoy the Hotel throughout the term hereof free from hindrance or ejection by Owner or other party claiming under, through or by right of Owner, except as may be otherwise specified in this Agreement.

         B. Management Company shall manage and operate the Hotel in accordance with the License Agreement and shall in addition comply with and abide by all applicable laws, ordinances, and regulations.

         C. Provided that Owner shall first have employed a replacement manager for the Hotel satisfactory to and approved by the "Licensor" under the Licensee Agreement, Management Company shall have the option to terminate this Agreement at any time upon sixty (60) days' written notice to Owner in the event of a withdrawal or revocation, by any lawful governing body having jurisdiction thereof, of any material license or permit required for Management Company's performance hereunder, if such withdrawal or revocation is due to circumstances beyond Management Company's control, such termination to be effective as of the date such replacement manager has commenced management of the Hotel pursuant to its agreement with Owner.

11.02    Owner's Right to Inspect

         Owner or its agent shall have access to the Hotel at any and all reasonable times for the purpose of inspecting or protecting the same against fire or other casualty, prevention of damage to the Hotel, inspection, making repairs, or showing the Hotel to prospective purchasers, tenants or mortgagees. Owner shall provide at least 24 hours' notice to Management Company prior to exercising its rights under this Section 11.02, except in the event of an emergency.

11.03    Group Services

         A. Owner shall reimburse Management Company for certain other services ("Group Services") as may from time to time be provided to the Hotel by Management Company or Management Company's Affiliates more efficiently on a group rather than on an individual basis. The Group Services shall include, without limitation, the following: (a) marketing, advertising and promotion; (b) payroll processing, accounting and MIS support services; (c) recruiting, training, career development and relocation in accordance with Management Company's or its Affiliates' relocation plan; (d) employee benefits administration; (e) engineering and risk management; (f) information technology;
(g) legal support (such as license and permit coordination and standardized contracts); (h) purchasing arising out of ordinary hotel operations; and (i) such other additional services as are or may be, from time to time, furnished for the benefit of Management Company's hotels or in substitution for services now performed at Management Company's individual hotels which may be more efficiently performed on a group basis. Notwithstanding any provision in this Agreement to the contrary, in the event and so long as Management Company or any Management Company Affiliate provides centralized accounting support systems to the Hotel, Owner shall pay to Management Company a "Centralized Accounting Fee" equal to One Thousand Dollars ($1,000.00) per calendar month (prorated for any partial calendar month), to be paid (or retained by Management Company in the manner provided in Section 6.02 above) at the same time the Base Management Fee is paid to (or retained by) Management Company.

         B. Group Services shall consist of the actual cost of the services without mark- up or profit to Management Company or any Affiliates, but shall include (a) salary and employee benefit costs, (b) cost of equipment used in performing Group Services, and (c) overhead costs, reasonably allocated thereto of any office providing Group Services. Costs and expenses incurred in providing Group Services shall be allocated on a fair and equitable basis, consistently applied, among all of Management Company's hotels receiving such services in the manner described in the Annual Operating Projection; the costs and expenses for Group Services shall not exceed the amounts for such services set forth in the Annual Operating Projection. Costs of Group Services shall be a Deduction. In addition, if equipment is installed and maintained at the Hotel in connection with the rendition of any Group Services, all costs thereof will be charged to the operation of the Hotel, as determined by Management Company in good faith and consistent with GAAP and the Uniform System of Accounts, and shall be approved in advance by Owner, such approval not to be unreasonably withheld.

         C. In no event shall Management Company's Affiliates be deemed a party to this Agreement or responsible in any way for Management Company's obligations pursuant to this Agreement by virtue of providing any services described in this Agreement (including, without limitation, Group Services) to Management Company and Owner reimbursing Management Company for the expenses in connection therewith.

                                   ARTICLE XII
                                    INSURANCE

12.01    Property and Operational Insurance

         A. Management Company shall, commencing with the Effective Date and continuing throughout the term of this Agreement, procure and maintain, as a Deduction, with insurance companies reasonably acceptable to Owner, Licensor, and any Qualified Lender, or by legally qualifying itself as a self insurer, a minimum of the following insurance:

                  1. Insurance on the Hotel (including contents) against loss or damage by fire, lightning and all other risks covered by the usual standard extended coverage endorsements, with deductible limits approved by Owner, in an amount not less than ninety percent (90%) of the replacement cost thereof (Management Company acknowledges that Owner may require such insurance to be in an amount up to one hundred percent (100%) of replacement cost);

                  2. Insurance against loss or damage from explosion of boilers, pressure vessels, pressure pipes and sprinklers, to the extent applicable, installed in the Hotel;

                  3. Insurance on the Hotel (including contents) against loss or damage by earth movement, with deductible limits approved by Owner, in an amount to be reasonably determined by Owner consistent with local market conditions;

                  4. Business interruption insurance covering loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in Section 12.01 A 1, and 3, of a type and in amounts and with such deductible limits as are approved by Owner;

                  5. Workers' compensation and employer's liability insurance as may be required under applicable laws and employment-related practices insurance covering all of Management Company's employees at the Hotel in each case, with such deductible limits as are approved by Owner;

                  6. Fidelity bonds, in amounts and with deductible limits approved by Owner, covering Management Company's employees in job classifications which Owner reasonably requests be bonded, and comprehensive crime insurance to the extent that Management Company and Owner mutually agree it is necessary for the Hotel;

                  7. Comprehensive General Public Liability insurance (including protective liability coverage on operations of independent contractors engaged in construction, operation or management, blanket contractual liability insurance, liquor law legal liability insurance, products liability insurance, and garage keeper's liability insurance), on an "occurrence" basis for the benefit of Owner and Management Company against claims for "personal injury" liability, including, without limitation, bodily injury, death, or property damage liability, with a limit of not less than Fifteen Million Dollars ($15,000,000) in the event of "personal injury" to any number of persons or damage to property arising out of any one occurrence; such insurance, which may be furnished under a "primary policy" (which shall include an aggregate per location endorsement) and an "umbrella" policy or policies, shall also include
(i) coverage against liability for bodily injuries or property damage arising out of the use by or on behalf of Owner or Management Company of any owned, non-owned, or hired automotive equipment for a limit not less than that specified above and (ii) if applicable, garage keeper's legal liability insurance in the amount sufficient to prevent Owner from becoming a co-insurer;

                  8. Crime insurance and errors and omissions insurance insuring Owner against intentional or negligent acts or omissions of Management Company or its employees, such insurance to be in such amounts, with such carriers, and under such policies, as may from time to time be requested and approved by Owner; and

                  9. Such other insurance in amounts as Management Company and Owner, Licensor, or any Qualified Lender, in their reasonable judgment, mutually deem advisable for protection against claims, liabilities and losses arising out of or connected with the operation of the Hotel.

12.02    General Insurance Provisions

     All policies of insurance required under Section 12.01, Paragraphs 1-4 shall be carried in the name of Management Company, Owner and the Qualified
Lender; and losses thereunder shall be payable to the parties as their respective interests may appear. All insurance described in Section 12.01, Paragraphs 6-8 shall name Owner as an additional insured.

12.03    Coverage

         All insurance described in Section 12.01 may be obtained by Management Company by endorsement or equivalent means under its blanket insurance policies, provided that such blanket policies are satisfactory to and approved by Owner (and any Qualified Lender). Management Company may self insure or otherwise retain such risks or portions thereof as it does with respect to other similar hotels it owns, leases or manages.

12.04    Cost and Expense

     A. Insurance premiums and any costs or expenses with respect to the insurance described in Section 12.01 shall be Deductions in determining Operating Profit.

         B. Upon Termination of this Agreement, an escrow fund in an amount reasonably acceptable to Management Company shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to cover the amount of any costs which, in Management Company's reasonable business judgement, will likely need to be paid by either Owner or Management Company with respect to pending or contingent claims, including those which arise after such Termination for causes arising during the term of this Agreement. Upon the final disposition of all such pending or contingent claims, any unexpended funds remaining in such escrow shall be paid to Owner.

12.05    Policies and Endorsements

         A. The party procuring insurance hereunder shall deliver to the other party certificates of insurance with respect to all policies so procured, including existing, additional and renewal policies and, in the case of insurance about to expire, shall deliver certificates of insurance with respect to the renewal policies not less than ten (10) days prior to the respective dates of expiration.

         B. All policies of insurance provided for under this Article XII shall, to the extent obtainable, have attached thereto an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days' prior written notice to Owner and Management Company.

         C. Owner may, at its option, procure and maintain the insurance specified in Section 12.01, Paragraphs 1 through 4, with insurance companies reasonably acceptable to Management Company, subject to the following: (i) all such policies of insurance shall be carried in the name of Owner, with Management Company as an additional insured, (ii) any property losses thereunder shall be payable to the respective parties as their interests may appear, and
(iii) premiums for such insurance coverage shall be treated as Deductions, provided that if the cost of such insurance procured by Owner exceeds the cost of Management Company's comparable coverage, all such excess costs shall be the sole responsibility of Owner and shall not be a Deduction. Should Owner exercise its option to procure the insurance described in this subsection C, Owner hereby waives its rights of recovery from Management Company and its Affiliates (and their respective directors, officers, shareholders, agents and employees) for loss or damage to the Hotel, and any resultant interruption of business.

12.06    Indemnification

         A. Owner shall indemnify, defend and hold Management Company, Crestline Capital Corporation and their respective directors, officers, shareholders, employees and agents (collectively, "Management Company Indemnified Parties"), harmless from and against all claims, causes of action, losses, attorneys' fees and other costs and expenses (including, but not limited to, liquidated damages, transfer fees, and termination costs), liabilities and damages (collectively referred to as "Claims") imposed upon or incurred by or asserted against Management Company Indemnified Parties under, or on account of, or with respect to this Agreement arising out of or resulting from (i) Management Company's due performance of this Agreement or (ii) the failure by Owner to provide necessary funds to make necessary Owner-Funded Capital Expenditures required in this Agreement or to comply with applicable legal requirements or any requirements imposed by the Licensor in accordance with the License Agreement or necessary to maintain the safety or structural soundness of the Hotel. Without limiting the generality of the foregoing, Owner shall indemnify, defend and hold Management Company Indemnified Parties harmless from and against all Claims imposed upon or incurred by or asserted against Management Company Indemnified Parties under or with respect to the License Agreement which arise as a result of (a) any default by Owner under the terms of this Agreement or the License Agreement (or related "Owner Agreement") unless such default is a result of gross negligence or willful misconduct on the part of Management Company; (b) the transfer by Owner of the Hotel or any interest of Owner in the Hotel; or (c) the failure by Owner to provide necessary funds to make necessary Owner-Funded Capital Expenditures required to comply with applicable legal requirements or any requirements imposed by the Licensor in accordance with the License Agreement or necessary to maintain the safety or structural soundness of the Hotel.

         B. Owner shall indemnify, defend and hold Management Company Indemnified Parties harmless from and against all Claims arising out of or resulting from all liabilities which accrued (or which stem from events which occurred) prior to the Effective Date (referred to as "Prior Liabilities"). Any such Prior Liabilities shall be paid for by Owner (not from Gross Revenues) and shall not be treated as Deductions.

         C. Management Company shall indemnify, defend and hold Owner and its directors, officers, shareholders, employees and agents harmless from and against all Claims arising out of or resulting from any gross negligence or willful misconduct on the part of Management Company, its employees or agents.

         D. The provisions of this Section 12.06 shall survive Termination of this Agreement.

                                  ARTICLE XIII

                         REAL ESTATE AND PROPERTY TAXES

13.01    Impositions

         During the term of the Agreement all real estate or ad valorem property taxes, assessments, inventory and personal property taxes and similar charges on or relating to the Hotel (referred to in this Article XIII as "Impositions") following or allocable to the period following the Effective Date shall be paid by Management Company (except as Owner shall advise Management Company of Owner's intent to pay such taxes), to the extent sufficient Working Capital exists, from Gross Revenues before any fine, penalties, or interest are added thereto or liens placed upon the Hotel, unless payment is in good faith being contested and enforcement there is stayed. Management Company, either in its own name or, if legally required, in Owner's name, may contest by appropriate proceedings conducted in good faith and with due diligence the amount, validity or application in whole or in part of any such imposition or any lien therefor, and Owner shall have the right to participate in any such proceedings. In the event Gross Revenues are likely to be insufficient to pay such Impositions when due, Management Company shall so advise Owner no later than thirty (30) days prior to the due date of such Impositions in order to provide Owner sufficient time in which to provide funds sufficient for the payment of such Impositions. Management Company shall also, no later than thirty (30) days prior to the date payment is due or three (3) days following the written request from Owner, furnish Owner with copies of official tax bills and assessments and evidence of payment or contest thereof. Any refund or rebate of any Impositions shall be credited to Operating Profit in the Fiscal Year in which such refund is received. All reasonable costs incurred in connection with any such negotiations or proceedings shall constitute a Deduction for the year in which they are paid. Notwithstanding the foregoing, no such contest shall be conducted if it will in any way endanger title to the Hotel, the land on which the Hotel is located or Owner's interest in the Hotel, create a cloud on title to any of the foregoing or constitute a default under any financing secured by the Hotel. Owner shall within thirty (30) days of receipt of evidence of payment or contest furnish Management Company with copies of official tax bills and assessments and of payment or contest thereof. All Impositions shall constitute a Deduction from Gross Revenues n determining Operating Profit provided, however, that any fines, penalties or interest added thereto to the extent resulting from Owner's acts or omissions shall be paid by Owner at its sole expense.

13.02    Owner's Responsibility

         "Impositions" shall not include the following, all of which shall be paid solely by Owner, not from Gross Revenues: (1) Any income, excess profits or revenue taxes of Owner or any person, firm or entity as a partner of Owner; (2) Special assessments imposed because of facilities which are constructed by or on behalf of the assessing jurisdiction (e.g., roads, sidewalks, sewers, etc.) which directly benefit the Hotel; (3)

"Impact Fees" which are required of Owner as a condition to the issuance of site plan approval, zoning variances or building permits; and (4) "Tax-increment financing" or similar financing whereby the municipality or other taxing authority has assisted in financing the construction of the Hotel by temporarily reducing or abating normal Impositions in return for substantially higher levels of Impositions at later dates.


                                   ARTICLE XIV
                                 HOTEL EMPLOYEES

14.01    Employees

         A. Management Company shall have the discretion and obligation to hire, promote, supervise, direct, train all employees at the Hotel, to fix their terms of compensation and, generally to establish and maintain policies relating to employment at the Hotel, such policies to be comparable to policies at other similar hotels managed by Management Company. All such employees shall at all times be the employees of Management Company and not of Owner, and Owner shall have no responsibility or control respecting such employees unless otherwise specified in this Agreement. No collective bargaining agreements will be signed without Owner's approval. Management Company shall inform Owner as to the name, background, and qualifications of the Hotel's General Manager. If Management Company desires to change the General Manager, Management Company shall endeavor to give Owner at least forty-five (45) days prior notice, if feasible, of such change stating the reasons for such change and informing Owner of the name, background, and qualifications of any replacement General Manager. Owner shall have the right to interview the proposed replacement General Manager and shall be given the opportunity to meet with the appropriate senior executives of Management Company to discuss the advisability of effectuating any proposed hiring, dismissal or transfer and any possible alternatives thereto. Management Company shall consider in good faith the opinions and requests of Owner with respect to such matters, and, if Management Company elects not to implement any such request, Management Company shall explain its decision to Owner in reasonable detail.

         B. Owner shall reimburse Management Company for (i) salaries, wages and/or benefits of any officers, directors or employees of Management Company or Management Company's Affiliates who shall be regularly or temporarily employed or assigned on a full- time basis at the Hotel and (ii) personnel of Management Company or Management Company's Affiliates not employed at the Hotel providing information systems support or legal, accounting or tax services to Management Company in connection with the operation of the Hotel (without duplication of reimbursements included in Group Services).

         C. Management Company and Owner agree to cooperate with each other to attempt to avoid any disqualification of qualified employee benefit plans of either of them to the extent such plans may be affected by the provisions of this Agreement or the services provided hereunder; provided, however, that neither Management Company nor Owner shall be required to change the terms of any such plan as part of such cooperation.

         D. All personnel employed at the Hotel shall be recruited and trained by Management Company in a manner consistent with Management Company's practices at other comparable hotels managed and operated by Management Company. Management Company shall decide which, if any, of the Hotel's employees or guests shall reside at the Hotel and shall be permitted to provide gratuitous accommodations, services, and amenities to its employees and guests in accordance with the usual practices of the hotel and travel industry, subject to such guidelines as Owner may from time to time approve.

14.02    Termination

         At Termination, other than by reason of an Event of Default by Management Company hereunder, an escrow fund shall be established from Gross Revenues (or, if Gross Revenues are not sufficient, with funds provided by Owner) to reimburse Management Company for all costs and expenses incurred by Management Company which arise out of either the transfer or the termination of employment of Management Company's employees at the Hotel, such as reasonable transfer costs, unemployment compensation, other employee liability costs (including without limitation costs incurred pursuant to the Worker Retraining and Notification Act of 1990 (as amended, the "WARN Act")) and a reasonable allowance for severance pay for Executive Employees (as defined below) of the Hotel who do not continue to be employed with respect to the Hotel and who will not be transferred to another hotel owned or managed by Management Company, the amount of such allowance not to exceed an amount equal to Management Company's then current severance benefit for such terminated Executive Employees, unless Owner otherwise approves. As used herein, the term

"Executive Employees" shall mean each member of the senior executive staff and each department head of the Hotel.

14.03    Employee Claims

     A. Management Company shall pay from its own funds, and not from Gross Revenues, for any Employee Claim and for the defense of any Employee Claim which: (i) is a substantial violation of the standards of responsible labor relations as generally practiced by prudent owners or operators of similar hotel properties in the general geographic area of the Hotel, or (ii) is not the isolated act of individual employees, but rather is a direct result of corporate policies of Management Company which either encourage or fail to discourage such conduct. In addition, Management Company shall indemnify, defend and hold harmless Owner from and against any fines or judgments arising out of such conduct, and all litigation expenses (including reasonable attorneys' fees and expenses) incurred in connection therewith. Any dispute between Owner and Management Company as to whether or not certain conduct by Management Company is not in accordance with the aforesaid standards shall be resolved by arbitration.


                                   ARTICLE XV
                             DAMAGE AND CONDEMNATION

15.01    Damage and Repair

     A. If, during the term hereof, the Hotel is damaged or destroyed by fire, casualty, or other cause, Owner shall, with all reasonable diligence, to the extent that proceeds from the insurance described in Section 12.01 are available (subject to the provisions of any Mortgage encumbering the Hotel) for such purpose, repair or replace the damaged or destroyed portion of the Hotel to substantially the same condition as existed previously.

         B. In the event damage or destruction to the Hotel from any cause materially and adversely affects the operation of the Hotel and Owner fails to timely (subject to unreasonable delays caused by Management Company, including unreasonable delays in adjusting the insurance claim with the carriers which participate in Management Company's blanket insurance program) commence and complete the repairing, rebuilding or replacement of the same so that the Hotel shall be substantially the same as it was prior to such damage or destruction, Management Company may, at its option, elect to terminate this Agreement upon ninety (90) days' written notice. Additionally, if the License Agreement is terminated due to Owner's failure to repair and restore the Hotel, this Agreement shall terminate, effective upon the termination of the License Agreement.



15.02    Condemnation

         A. If all or substantially all of the Hotel is taken in any eminent domain, condemnation, compulsory acquisition, or similar proceeding by any competent authority for any public or quasi-public use or purpose, this Agreement shall terminate as of the date Management Company ceases to have physical possession of the Hotel. Any award for such taking or condemnation is to be paid to Owner, provided that Management Company may advance and collect any claims to which it may be entitled as a result of such taking in accordance with the terms of Section 15.02 C.

         B. In the event a portion of the Hotel shall be taken by the events described in Section 15.02 A or the entire Hotel is affected on a temporary basis but the result is not to make it unreasonable to continue to operate the Hotel, this Agreement shall not terminate. However, so much of any award for any such partial or temporary taking or condemnation shall be made available by Owner, as the Qualified Loan agreements permit, to the extent necessary to render the Hotel equivalent to its condition prior to such event and the balance of such award, if any, shall be paid over to Owner.

         C. All condemnation awards or payments in lieu thereof for the value of the land and improvements so taken shall be the sole and exclusive property of Owner. Management Company may make a claim to the condemning authority for its loss of business arising from the events described in this Section 15.02, but only to the extent that such claim in no way prejudices, diminishes, reduces, or impairs Owner's rights under the preceding sentence.


                                   ARTICLE XVI
                                    DEFAULTS

16.01    Default

     Each of the following shall constitute a "Default," to the extent permitted by applicable law:

         A. The appointment of a receiver, trustee, or custodian for all or any substantial part of the property of Management Company or Owner, as the case may be, if such appointment is not set aside or vacated within sixty (60) days.

         B. The commencement by Management Company or Owner, as the case may be, of any voluntary case or proceeding under present or future federal bankruptcy laws or under any other bankruptcy, insolvency, or other laws respecting debtor's rights.

         C. The making of a general assignment by Management Company or Owner, as the case may be, for the benefit of its creditors.

         D. The entry against Management Company or Owner, as the case may be, or any "order for relief" or other judgment or decree by any court of competent jurisdiction in any involuntary proceeding against Management Company or Owner, as the case may be, under any present or future federal bankruptcy laws or under any other bankruptcy, insolvency, or other laws respecting debtor's rights, if such order, judgment, or decree continues unstayed and in effect for a period of sixty (60) consecutive days.

         E. The failure of Management Company or Owner, as the case may be, to make any payment to be made in accordance with the terms hereof within ten (10) days after written notice, when such payment is due and payable.

         F. Receipt by the Owner of any notice from the Licensor claiming or alleging any default under the License Agreement, if such default is due to any act or omission of Owner or Management Company, as the case may be, and is not cured, to the satisfaction of the Licensor within fifteen (15) business days following the Owner's receipt of such notice, or such time as set forth in the License Agreement. If such default cannot reasonably be cured within fifteen
(15) business days and Owner or Management Company, as the case may be, immediately proceeds with due diligence to cure such default, then within such additional period of time as is reasonably required for such cure, taking into account the termination provisions of the License Agreement.

         G. The failure of Owner to provide to Management Company sufficient Working Capital to operate the Hotel as required by Article VII and Section 9.05 within three (3) business days after written notice from Management Company of the need for such Working Capital.

         H. The failure of Management Company or Owner, as the case may be, to perform, keep or fulfill any of the other covenants, undertakings, obligations, or conditions set forth in this Agreement, and the continuance of such default for a period of thirty (30) days after notice of said failure, or if such Default cannot be reasonably cured within said 30-day time period, the failure of the defaulting party to commence the cure of such Default within said 30-day period or thereafter the failure to diligently pursue such efforts to completion.

16.02    Event of Default

         Upon the occurrence of any Default by either party (referred to as the "defaulting party") under Section 16.01 A, B, C or D, such Default shall immediately and automatically, without the necessity of any notice to the defaulting party, constitute an "Event of Default" under this Agreement. Upon the occurrence of any Default by a defaulting party under Section 16.01 E, F, G or H, such Default shall constitute an "Event of Default" under this Agreement if the defaulting party fails to cure such Default within the respective cure or payment period (as specified in the applicable Paragraph) after written notice from the non-defaulting party specifying such Default and demanding such cure or payment; provided, however, that if a Default under Section 16.01 H is such that it cannot reasonably be cured within said 30-day period, an "Event of Default" shall then occur if the defaulting party fails to commence the cure of such Default within the specified 30-day period or thereafter fails to diligently pursue such efforts to completion.

16.03    Remedies upon Event of Default

         Upon the occurrence of an Event of Default, the non-defaulting party shall have the right to pursue any one or more of the following courses of action: (i) in the event of a material breach by the defaulting party of its obligations under this Agreement, to terminate this Agreement by written notice to the defaulting party, which Termination shall be effective as of the effective date which is set forth in said notice (provided that said effective date shall be at least thirty (30) days after the date of said notice; or, if the defaulting party is the employer of all or a substantial portion of the employees at the Hotel, the 30-day period shall be extended to such period of time as may be necessary under applicable law pertaining to termination of employment); and (ii) to institute any and all proceedings permitted by law or equity, including, without limitation, actions for specific performance and/or damages. Upon the occurrence of a Default by either party under Section 16.01 E, the amount owed to the non-defaulting party shall accrue interest, at the rate described in Section 22.03, from and after the date on which such payment was originally due to the non-defaulting party. The rights granted hereunder shall not be in substitution for, but shall be in addition to, any and all rights and remedies available to the non-defaulting party by reason of applicable provisions of law or equity.


                                  ARTICLE XVII
                    PROPRIETARY MARKS; INTELLECTUAL PROPERTY

         17.01    Proprietary Marks

         During the term of this Agreement, the name "Crestline," whether used alone or in connection with other another word(s), and all proprietary marks (being all present and future trademarks, trade names, symbols, logos, insignia, service marks, and the like) of Management Company or any one of its Affiliates, whether or not registered ("Proprietary Marks") shall in all events remain the exclusive property of Management Company and its Affiliates. Owner shall have no right to use any Proprietary Mark, except during the term of this Agreement to have signage installed using any Proprietary Mark in conformance with the specifications provided by Management Company. Upon Termination, any use of a Proprietary Mark by Owner under this Agreement shall immediately cease. Upon Termination, Management Company shall have the option to purchase, at their then book value, any items of the Hotel's Inventories and Fixed Asset Supplies as may be marked with a Proprietary Mark. In the event Management Company does not exercise such option, Owner agrees that it will use any such items not so purchased exclusively in connection with Hotel until they are consumed.

17.02    Computer Software and Equipment

     All "Software" (meaning all computer software and accompanying documentation, other than software which is commercially available, which are used by Management Company in connection with the property management system, any reservation system and all future electronic systems developed by Management Company for use in the Hotel) is and shall remain the exclusive property of Management Company or any one of its Affiliates (or the licensor of such Software, as the case may be), and Owner shall have no right to use, or to copy, any Software. Upon Termination, Management Company shall have the right to remove from the Hotel, without compensation to Owner, all Software, and any computer equipment which is utilized as part of a centralized property management system or is otherwise considered proprietary by Management Company, excepting any software which is owned by Licensor. If any of such computer equipment is owned by Owner, Management Company shall reimburse Owner for previous expenditures made by Owner for the purchase of such equipment, subject to a reasonable allowance for depreciation.

17.03    Intellectual Property

         All "Intellectual Property" (meaning all Software and manuals, brochures and directives issued by Management Company to its employees at the Hotel regarding procedures and techniques to be used in operating the Hotel) shall at all times be proprietary to Management Company or its Affiliates, and shall be the exclusive property of Management Company or its Affiliates. Upon Termination, all Intellectual Property shall be removed from the Hotel by Management Company, without compensation to Owner.


                                  ARTICLE XVIII
                              WAIVER AND INVALIDITY

18.01              Waiver

         The failure of either party to insist upon strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect. No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such party.


18.02             Partial Invalidity

         In the event that any portion of this Agreement shall be declared invalid by order, decree or judgment of a court, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would operate as an undue hardship to Management Company or Owner or constitute a substantial deviation from the general intent and purpose of said parties as reflected in this Agreement.

                                   ARTICLE XIX
                                   ASSIGNMENT

19.01    Assignment by Management Company and Owner

         A. Management Company shall not assign this Agreement, or delegate any of its responsibilities hereunder, without the prior written consent of Owner; provided, however, that Management Company, shall have the right, without such consent, to assign its interest in this Agreement to any of its Affiliates qualified to perform the obligations of Management Company hereunder, and any such Affiliate shall be deemed to be the Management Company for purposes of this Agreement.

         B. Owner shall not assign this Agreement, without the prior written consent of Management Company; provided, however, that Owner may assign this Agreement upon notice to Management Company to any wholly-owned subsidiary of Owner but only if such subsidiary owns one hundred percent (100%) of the Hotel; and upon such assignment and assumption of this Agreement by the assignee, Owner shall be relieved of all further liability or obligation hereunder.

         C. Notwithstanding any provision contained in this Agreement, (i) the collateral assignment of this Agreement by Owner as security for any Mortgage securing a Qualified Loan or (ii) the transfer of this Agreement in connection with a merger or consolidation or a sale of all or substantially all of the assets of either party (provided that (x) if such transfer is by Owner, the provisions of Article XX shall be complied with, and (y) if such transfer is by Management Company, such transfer is being done as part of a merger or consolidation or a sale of all or substantially all of the business which consists of Management Company's managed hotels), is permitted without the consent of the other party.

         D. If either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement.

         E. An assignment (either voluntarily or by operation of law) by Owner of its interest in this Agreement shall not relieve Owner from its obligations under this Agreement which accrued prior to the date of such assignment; Owner shall be relieved of such obligations accruing after such date, if the assignment complies with this Article XIX and if Management Company has received an assumption agreement executed by the assignee.

                                   ARTICLE XX
                            TERMINATION OF AGREEMENT

20.01    Sale of the Hotel - Assumption of Management Agreement
         A. Owner shall not enter into any Sale of the Hotel to any individual or entity which does not have sufficient financial resources and liquidity to fulfill Owner's obligations under this Agreement.

         B. If Owner receives a bona fide written offer to enter into a Sale of the Hotel, Owner shall give written notice thereof to Management Company, stating the name of the prospective purchaser or tenant. Such notice (the "Seller's Notice") shall include appropriate information relating to such prospective purchaser or tenant demonstrating compliance with Section 20.01 A. Concurrently with the finalization of such Sale of the Hotel, the purchaser or tenant shall by appropriate instrument reasonably satisfactory to Management Company, assume all of Owner's obligations hereunder. An executed copy of such assumption agreement shall be delivered to Management Company at the closing or consummation of such Sale of the Hotel. If, however, Management Company reasonably determines that a Sale of the Hotel to such prospective purchaser or tenant would violate the provisions of Section 20.01 A, Management Company shall so notify Owner by no later than thirty (30) days after Management Company's receipt of Seller's Notice, provided, however, that any decision regarding any such prospective purchaser or tenant shall not be binding if the information furnished by Owner is inaccurate. If Owner enters into an agreement for the Sale of the Hotel to a purchaser or tenant notwithstanding Management Company's notice of non-compliance, Management Company shall have the right to terminate this Agreement by delivery of written termination notice to Owner not earlier than thirty (30) days, nor more than one hundred twenty (120) days following the date of the giving of such notice. Management Company shall have the right to change such effective date of Termination to coincide with the date of the finalization of the proposed Sale of the Hotel. At Management Company's election, said notice of Termination shall not be effective if such Sale of the Hotel is not finalized. If such Termination by Management Company results from a Default by Owner under Section 20.01 A, such Termination shall not relieve Owner of liability to Management Company for such Default. If Owner fails to deliver Seller's Notice to Management Company prior to any Sale of the Hotel, Management Company shall have the right, at its option, to immediately terminate this Agreement upon thirty (30) days notice to Owner and Owner shall be deemed to be in Default hereunder.

         C. No Sale of the Hotel shall reduce or otherwise affect (a) the current level of Working Capital or (b) any of the operating accounts maintained by Management Company pursuant to this Agreement. If, in connection with any such Sale of the Hotel, the selling Owner intends to withdraw, for its own use, any of the cash deposits described in the preceding sentence, the selling Owner must obtain the contractual obligation of the buying Owner to replenish those deposits (in identical amounts) simultaneously with such withdrawal. The selling Owner is hereby contractually obligated to Management Company to ensure that such replenishment in fact occurs. The obligations described in this Section 20.01 C shall survive the Sale of the Hotel and Termination of this Agreement.

20.02    Sale of the Hotel - Termination of Management Agreement

         The Owner may, by written notice to Management Company, terminate this Agreement (i) upon any bona fide sale of the Hotel by the Owner to an unaffiliated third party (excluding a sale and leaseback by Owner) or (ii) upon the transfer of the management and operation of the Hotel by Owner to an Affiliate of Owner, upon the payment to Management Company of the average monthly Base Management Fee and quarterly Incentive Fees paid to Management Company during the twelve (12) consecutive months immediately preceding such sale or transfer (or the average management fees earned by Management Company is such sale or transfer is less than twelve months from the Effective Date) times one-half the number of months remaining in the then current term of the Agreement. Such Termination shall be effective no earlier than ninety (90) days following Management Company's receipt of notice of Termination from Owner. Any such notice shall contain sufficient information to permit Management Company to comply with any required notices to Hotel employees under federal or state laws, including, without limitation, the Workers Adjustment and Retraining Notification Act.

20.03  Termination without Cause

      The Owner may, by written notice to Management Company, terminate this Agreement without cause at any time following the first anniversary date of the Effective Date upon the payment to Management Company of One Hundred Fifty Thousand Dollars ($150,000.00) if such Termination occurs during the second year of the Initial Term or Two Hundred Fifty Thousand Dollars ($250,000.00) if such Termination occurs during any renewal term of this Agreement. Such Termination shall be effective no earlier than ninety (90) days following Management Company's receipt of notice of Termination from Owner. Any such notice shall contain sufficient information to permit Management Company to comply with any required notices to Hotel employees under federal or state laws, including, without limitation, the Workers Adjustment and Retraining Notification Act.



20.04  Termination upon Demolition or Foreclosure

         A.   Owner may, by written notice to Management Company, terminate this

Agreement upon the demolition of the Hotel, such Termination to be effective upon the expiration of ninety (90) days following Management Company's receipt of such notice from Owner. Any such notice shall contain sufficient information to permit Management Company to comply with any required notices to Hotel employees under federal or state laws, including, without limitation, the Workers Adjustment and Retraining Notification Act.

         B. Management Company shall have the right to terminate this Agreement (and pursue any remedies it may have hereunder), on thirty (30) days' written notice, if title to or possession of the Hotel is transferred by judicial or administrative process (including, without limitation, a foreclosure, or a sale pursuant to an order of a bankruptcy court, or a sale by a court-appointed receiver) to an individual or entity which would not qualify as a permitted transferee under Section 20.01 A, regardless of whether or not such transfer is the voluntary action of the transferring Owner, or whether (under applicable law) the Owner is in fact the transferor; provided, however, that Management Company shall not have the right to so terminate this Agreement based on the assertion that a Qualified Lender fails to so qualify as a permitted transferee or Section 20.01 A.

20.05    Performance Termination

         Owner shall have the option to terminate  this  Agreement if in any one
(1) Fiscal Year Management Company fails to (i) achieve at least ninety percent (90%) of the projected Operating Profit as specified in the approved Annual Operating Projection for the applicable Fiscal Year (provided, however, Management Company shall have the right to cure any such failure and avoid Termination by paying to Owner, within sixty (60) days of written notice of such performance termination, an amount equal to the difference between the actual Operating Profit and 90% of said projected Operating Profit for the applicable Fiscal Year) and (ii) maintain at least ninety-five (95%) of the previous Fiscal Year's "Yield Index Percentage" for the Hotel's competitive set as reported by Smith Travel Research (or similar reporting service in the event Smith Travel Research reports are no longer available).


                                   ARTICLE XXI
                          MANAGEMENT COMPANY CONDITIONS

21.01    Conditions upon Management Company's Obligations

         The obligations of Management Company hereunder shall be conditioned upon the following:

         A. Receipt of all licenses, permits, decrees, acts, orders or other approvals necessary for the operation of the Hotel.

         B. The provision by Owner of the Working Capital described in Article VII and Section 9.05.


                                  ARTICLE XXII
                                  MISCELLANEOUS

22.01    Right to Make Agreement

         Each party warrants, with respect to itself, that neither the execution of this Agreement nor the finalization of the transactions contemplated hereby shall violate any provisions of law or judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; or require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

22.02             Agency

         The relationship of Owner and Management Company shall be that of principal and agent. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between them or their successors in interest. Neither party shall borrow money in the name of or pledge the credit of the other.

22.03    Failure to Perform

         If Management Company or Owner at any time fails to make any payments as specified or required hereunder or fails to perform any other act required on its part to be made or performed hereunder without limitation, then the other party after thirty (30) days' written notice to the defaulting party may (but shall not be obligated to) pay any such delinquent amount or perform any such other act on the defaulting party's part. Any sums thus paid and all costs and expenses incurred in connection with the making of such payment or the proper performance of any such act, together with interest thereon at the lesser of (i) the interest rate allowed by the applicable usury laws or (ii) at the Prime Rate plus three percent (3%), from the date that such payment is made or such costs and expenses incurred, shall constitute a liquidated amount to be paid by the defaulting party under this Agreement to the other party on demand.


22.04    Breach of Covenant

         Owner and Management Company and/or their respective affiliated companies shall be entitled, in case of any breach of this Agreement by the other party or others claiming through it, to injunctive relief and to any other right or remedy available at law.

22.05    Consents

         Except as herein otherwise provided, whenever in this Agreement the consent or approval of Owner or Management Company is required, such consent or approval shall not be unreasonably withheld, conditioned or delayed.

22.06    Applicable Law

         This Agreement shall be construed under and shall be governed by the laws of the State where the Hotel is located.

22.07    Headings

         Headings of Articles and Sections are inserted only for convenience and are in no way to be construed as a limitation on the scope of the particular Articles or Sections to which they refer.

22.08    Notices

         Notices, statements and other communications to be given under the terms of this Agreement shall be in writing and delivered by hand against receipt or sent by certified mail, return receipt requested, or by nationally recognized overnight courier:

                  To Owner:
                  --------
                  ENN Leasing Company I, L.L.C.
                  7700 Wolf River Blvd.
                  Germantown, TN  38138
                  Attn:  Corporate Secretary

                  with a copy to:
                  Hunton & Williams
                  951 E. Byrd Street
                  Riverfront Plaza, East Tower
                  Richmond, VA  23219-4074
                  Attn:  David C. Wright, Esq.

                  To Management Company:
                  ---------------------
                  Crestline Hotels & Resorts, Inc.
                  6600 Rockledge Drive, 6th Floor
                  Bethesda, Maryland  20817
                  Attn:  General Counsel

                  with a copy to:
                  --------------
                  Crestline Hotels & Resorts, Inc.
                  6600 Rockledge Drive, 6th Floor
                  Bethesda, Maryland  20817
                  Attn:  Executive Vice President

or at such other address as from time to time designated by the party receiving the notice. Any such notice which is properly mailed, as described above, shall be deemed to have been served as of three (3) business days after said posting.

22.09    Environmental Matters

         A. For purposes of this Section 22.09, "hazardous materials" means any substance or material containing one or more of any of the following: "hazardous material," "hazardous waste," "hazardous substance," "regulated substance," "petroleum," "pollutant," "contaminant," or "asbestos," as such terms are defined in any applicable environmental law, in such concentration(s) or amount(s) as may impose clean-up, removal, monitoring or other responsibility under any applicable environmental law, or which may present a significant risk of harm to guests, invitees or employees of the Hotel.

         B. Regardless of whether or not a given hazardous material is permitted on the Hotel premises under applicable environmental law, Management Company shall only bring on the premises such hazardous materials as are needed in the normal course of business of the Hotel. Management Company shall indemnify, defend and hold Owner and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, costs, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation) arising from the placing, discharge, leakage, use or storage of hazardous materials in violation of applicable environmental laws on the Hotel premises or in the Hotel by Management Company during the term of this Agreement.

         C. In the event of the discovery of hazardous materials (as such term may be defined in any applicable environmental law) on the Hotel premises or in the Hotel during the term of this Agreement, Owner shall (except to the extent such removal is Management Company's responsibility pursuant to Section 22.09 B) promptly remove, if required by applicable environmental law, such hazardous materials, together with all contaminated soil and containers, and shall otherwise remedy the problem in accordance with all environmental laws. Owner shall (except to the extent that the removal of such hazardous materials is Management Company's responsibility pursuant to Section 22.09 B) indemnify, defend and hold Management Company and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, costs, liability and damage (including, without limitation, engineers' and attorneys' fees and expenses, and the cost of litigation) arising from the presence of hazardous materials on the Hotel premises or in the Hotel. All costs and expenses of the removal of hazardous materials pursuant to this Section 22.09 C, and of compliance with all environmental laws, and any amounts paid to Management Company pursuant to the indemnity set forth above, shall be paid by Owner from its own funds, not as a Deduction.

22.10    Equity and Debt Offerings

         Neither Owner nor Management Company (as an "issuing party") shall make reference to the other party (the "non-issuing party) or any of its Affiliates in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively referred to as the "Prospectus"), issued by the issuing party, unless the non-issuing party has received a copy of all such references. In no event will the non-issuing party be deemed a sponsor of the offering described in any such Prospectus, nor will it have any responsibility for the Prospectus, and the Prospectus will so state. The issuing party shall be entitled to include in the Prospectus an accurate summary of this Agreement but shall not include any proprietary mark of the non-issuing party without prior written consent of the non-issuing party. The issuing party shall indemnify, defend and hold the non-issuing party and its Affiliates (and their respective directors, officers, shareholders, employees and agents) harmless from and against all loss, costs, liability and damage (including attorneys' fees and expenses, and the cost of litigation) arising out of any Prospectus or the offering described therein.

22.11    Estoppel Certificates

         Owner and Management Company will, at any time and from time to time within fifteen (15) days of the request of the other party or a Qualified Lender, execute, acknowledge, and deliver to the other party and such Qualified Lender, if any, a certificate certifying:

         A. That the Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating such modifications);

         B. The dates, if any, to which the distributions of Operating Profit have been paid;

         C. Whether there are any existing Defaults by the other party to the knowledge of the party making such certification, and specifying the nature of such Defaults, if any; and

         D. Such other matters as may be reasonably requested. Any such certificates may be relied upon by any party to whom the certificate is directed.

22.12    Counterparts

         This Agreement may be executed in multiple counterparts, each of which is an original and all of which collectively constitute one instrument.

22.13  Entire Agreement

         This Agreement, together with other writings signed by the parties expressly stated to be supplementary hereto and together with any instruments to be executed and delivered pursuant to this Agreement, constitutes the entire agreement between the parties and supersedes all prior understandings and writings, and may be changed only by a writing signed by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.


ATTEST:                                   OWNER:
                                          ENN LEASING COMPANY I, L.L.C.

                                          By:
---------------------------                      -------------------------------
Assistant Secretary                       Title:
                                                 -------------------------------




ATTEST:                                   MANAGEMENT COMPANY:
                                          CRESTLINE HOTELS & RESORTS, INC.


                                          By:
---------------------------                      -------------------------------
Assistant Secretary                       Title:
                                                 -------------------------------

                                    Exhibit A

                         Legal Description of Hotel Site